 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2007

UNITED BANCSHARES, INC.

(Exact name of Registrant as specified in its Charter)

Ohio	000-29283	34-1516518
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)
100 S. High Street, Columbus Grove, Ohio	45830-1241
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:		(419) 659-2141

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On January 26, 2007, United Bancshares, Inc. issued an earnings release announcing its financial results for the quarter and year ended December 31, 2006 and that the Board of Directors declared a dividend of $0.14 per share.  A copy of the earnings release (Exhibit 99.1) and unaudited financial information (Exhibit 99.2) are attached.

The information in this Item 2.02, including Exhibit 99.1 and Exhibit 99.2 furnished herewith, is being furnished and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in such filing.

 Item 7.01. Regulation FD Disclosure.

On January 26, 2007, United Bancshares, Inc. issued an earnings release announcing its financial results for the quarter and year ended December 31, 2006 and that the Board of Directors declared a dividend of $0.14 per share.  A copy of the earnings release (Exhibit 99.1) and unaudited financial information (Exhibit 99.2) are attached.

The information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2 furnished herewith, is being furnished and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Release dated January 26, 2007
99.2	Unaudited Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

United Bancshares, Inc.

Date: January 26, 2007	By: /s/ Brian D. Young
Brian D. Young CFO

Exhibit 99.1

On January 26, 2007, United Bancshares, Inc. issued the following release:

United Bancshares, Inc. (Nasdaq: UBOH – news), a bank holding company headquartered in Columbus Grove, Ohio with consolidated assets of $550 million, today announced fourth quarter and year end 2006 operating results and that the Board of Directors declared a dividend of $0.14 per share to shareholders of record on February 28, 2007, payable on March 15, 2007.   The declared quarterly dividend is a 7.7% increase over the Corporation’s December 15, 2006 quarterly dividend of $0.13 per share.

For the quarter ended December 31, 2006, United Bancshares, Inc. reported net income of $1,204,000, or $0.34 basic earnings per share.  This compares to fourth quarter 2005 net income of $1,260,000, or $0.35 basic earnings per share.  Compared with the same period in 2005, fourth quarter 2006 net income decreased $56,000 or 4.4%.  The net income decrease was primarily the result of a decrease of $209,000 in net interest income and increases of $100,000 and $67,000, respectively, in the provision for loan losses and provision for income taxes, offset by an increase in non-interest income of $255,000 and a decrease in non-interest expenses of $65,000.  Included in the results for the quarter ended December 31, 2005 was a $120,000 credit to the provision for income taxes relating to the Corporation’s prior period tax treatment for increases in the cash value of certain life insurance assets.

Net income for the year ended December 31, 2006 totaled $4,927,000, or $1.37 basic earnings per share compared to net income of $4,622,000, or $1.26 basic earnings per share for 2005.  Net income for the year ended December 31, 2006 increased $305,000, or 6.6%, over 2005.  The increase in net income for the year was primarily the result of an increase of $546,000 in non-interest income and decreases of $272,000 and $220,000 in the provision for loan losses and non-interest expenses, respectively.  These improvements were offset by a decrease in net interest income of $715,000.

Net interest income was $4,308,000 in the fourth quarter of 2006 compared to $4,517,000 for the same period of 2005, a $209,000 (4.6%) decrease.  Net interest income was $17,363,000 for the year ended December 31, 2006 compared to $18,078,000 for 2005, a $715,000 (4.0%) decrease.

For the year ended December 31, 2006, the Corporation’s efficiency ratio was 65.14% compared to 66.12% for 2005.  Return on average assets for the year ended December 31, 2006 was 0.91% compared to 0.84% for 2005.  Return on average equity for the year ended December 31, 2006 was 11.14% compared to 10.46% for 2005.

United Bancshares, Inc. is a locally owned and operated holding company of The Union Bank Company which serves Allen, Putnam, Sandusky, Van Wert and Wood Counties, with office locations in Bowling Green, Columbus Grove, Delphos, Gibsonburg, Kalida, Leipsic, Lima, Ottawa, and Pemberville.

This release may contain certain forward-looking statements that are provided to assist in the understanding of anticipated future financial performance.  However, such performance involves risk and uncertainties that may cause actual results to differ materially.  Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to, the strength of the local economies in which operations are conducted, the effects of and changes in policies and laws of regulatory agencies, inflation, and interest rates.  For further discussion of certain factors that may cause such forward-looking statements to differ materially from actual results, refer to the 2005 Form 10-K.

Exhibit 99.2

United Bancshares, Inc.

Quarterly Report

December 31, 2006

Dear Shareholders, Customers and Employees,

We are pleased to report that your company’s earnings have improved again this year.  The earnings per share for 2006 was $1.37 compared to $1.26 for 2005, an 8.7% increase.  This past year was also a year of growth for the institution, particularly in the loan area as loan balances increased to $335,549,000, a $25,544,000 (8.2%) increase over year end 2005.  Additionally year end total assets exceeded $550,000,000 and deposits increased to $377,640,000 from $356,921,000 at year end in 2005.  We are also pleased to report that the Board of Directors approved a dividend for the first quarter of 2007 of $0.14 per share up from the previous $0.13 per share, a 7.7% increase.

Your financial institution is no different than most others in this country as we are confronted with market conditions that place considerable pressure on our net interest margin.  The compression effect of an inverted yield curve created a challenge in 2006 and we anticipate it will continue into 2007.  To help mitigate this situation in 2006 we were able to significantly increase non-interest income while decreasing non-interest expenses.

As we plan for 2007 and forward, it remains our goal to increase shareholder value, offer sound banking services to our customers and offer a rewarding place of employment to our employees.  You can be assured that your management and board will continue to meet the demands that the current banking environment places on them.  Your continued support of the institution is always appreciated.

Respectfully,

/s/ Daniel W. Schutt

Daniel W. Schutt

President & CEO

United Bancshares, Inc.

and Subsidiary

Financial Information (unaudited)

   For the Year

   For the Year

       ended

        ended

                                                                                             December 31, 2006

December 31, 2005

(dollars in thousands, except share data)

CONDENSED STATEMENT OF INCOME

Interest income

$32,790

$30,058

Interest expense

15,426

11,980

    Net interest income

17,364

18,078

Provision for loan losses

340

612

    Net interest income after provision for loan losses

17,024

17,466

Non-interest income

3,157

2,611

Non-interest expenses

14,002

14,222

    Income before income taxes

6,179

5,855

Provision for income taxes

1,252

1,233

Net income

$4,927

$4,622

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Average common shares outstanding

3,598,747

3,674,352

PER COMMON SHARE

Net income

$1.37

$1.26

Cash dividends

$0.52

$0.48

Book value

$12.93

$12.09

Closing price

$17.40

$16.20

FINANCIAL RATIOS

Return on average assets

0.91%

0.84%

Return on average equity

11.14%

10.46%

Net interest margin

3.63%

3.67%

Efficiency ratio

65.14%

66.12%

Loans to deposits

88.85%

86.86%

Allowance for loan losses to loans

0.68%

0.82%

Cash dividends to net income

37.94%

38.08%

PERIOD END BALANCES

        As of

            As of

                                                                                               Dec. 31, 2006

Dec. 31, 2005

Assets

$550,375

$536,209

Loans (including available-for-sale)

$335,549

$310,005

Deposits

$377,640

$356,921

Shareholders’ equity

$46,152

$43,793

Common shares outstanding

3,568,049

3,621,449

DIRECTORS/OFFICERS

UNITED BANCSHARES, INC.

Robert L. Benroth

H. Edward Rigel

Robert L. Dillhoff

David P. Roach

Joe S. Edwards, Jr.

R. Steven Unverferth

James N. Reynolds— Chairman

Daniel W. Schutt—President/CEO

Bonita R. Selhorst—Secretary

Brian D. Young—CFO/Executive V.P./Treasurer

DIRECTORS

THE UNION BANK CO.

Robert L. Benroth

William R. Perry

Robert L. Dillhoff

James N. Reynolds

Joe S. Edwards, Jr.

H. Edward Rigel

David P. Roach

Herbert H. Huffman

Robert M. Schulte, Sr.    Kevin L. Lammon

R. Steven Unverferth

Daniel W. Schutt—President/CEO/Chairman

INVESTOR MATERIALS:

Annual and quarterly shareholder reports, regulatory filings, press releases, and articles about The Union Bank Company are available in the Shareholder Information section of our website www.theubank.com or by calling 1-800-837-8111.

Office

Locations

1204 W. Wooster St.

Bowling Green, OH 43402

419-353-6088

100 S. High St.

Columbus Grove, OH 45830

419-659-2141

114 E. 3rd St.

Delphos, OH 45833

419-692-2010

230 W. Madison St.

Gibsonburg, OH 43431

419-637-2124

110 E. North St.

Kalida, OH 45853

419-532-3366

318 S. Belmore St.

Leipsic, OH 45856

419-943-2171

215 W. Market St.

Lima, OH 45801

419-228-2114

1410 Bellefontaine Ave.

Lima, OH 45804

419-229-6500

3211 Elida Rd.

Lima, OH 45805

419-331-3211

245 W. Main St.

Ottawa, OH 45875

419-523-2265

132 E. Front St.

Pemberville, OH 43450

419-287-3211